                                                  REGISTRATION NO. 333-_______




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------


                          UNITED HEALTHCARE CORPORATION
               (Exact name of issuer as specified in its charter)

         MINNESOTA                                          41-1321939
      (State or other                                    (I.R.S. Employer
      jurisdiction of                                   Identification No.)
     incorporation or
       organization)


                                 300 OPUS CENTER
                               9900 BREN ROAD EAST
                           MINNETONKA, MINNESOTA 55343
          (Address of Principal Executive Offices, including Zip Code)


                          UNITED HEALTHCARE CORPORATION
                      1998 BROAD-BASED STOCK INCENTIVE PLAN
                            (Full title of the plan)


                                 DAVID J. LUBBEN
                          General Counsel and Secretary
                          United HealthCare Corporation
                                 300 Opus Center
                               9900 Bren Road East
                           Minnetonka, Minnesota 55343
                                 (612) 936-1300
            (Name, address and telephone number of agent for service)

                                    Copy to:
                               JAMES D. ALT, ESQ.
                              Dorsey & Whitney LLP
                             Pillsbury Center South
                              220 South 6th Street
                          Minneapolis, Minnesota 55402

                       ----------------------------------

                         CALCULATION OF REGISTRATION FEE


Title of                                    Proposed                   Proposed
Securities                 Amount           Maximum                    Maximum              Amount of
to be                      to be            Offering Price             Aggregate            Registration
Registered                 Registered       Per Share                  Offering Price (1)   Fee (1)
------------------------------------------------------------------------------------------------------------
Common Stock
($.01 par value)           8,506,412        $66.375                    $564,613,096.50      $156,962.44

------------------
(1) Calculated in accordance with Rule 457(h) under the Securities Act of 1933. Estimated solely for the purpose of determining the registration fee in accordance with Rules 457(h) and (c). The proposed maximum offering price per share is based upon the average of the high and low sales prices of the Company's Common Stock as reported on the NYSE on June 21, 1999.

                                     PART II


             ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The company files annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC allows the company to "incorporate by reference" the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents we have already filed with the SEC. The information incorporated by reference is considered to be part of this registration statement, and later information that we file with the SEC will automatically update this registration statement.

We incorporate by reference into this registration statement the following documents:

-    our Annual Report on Form 10-K for the year ended December 31, 1998;

- our Annual Report on Form 10-K/A (amending the Annual Report on Form 10-K for the year ended December 31, 1998) filed April 22, 1999, for the year ended December 31, 1998;

- our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999;

- our Amendment to Quarterly Report on Form 10-Q/A (amending the Quarterly Report on Form 10-Q for the quarter ended June 30, 1998) filed April 22, 1999 and our Amendment to Quarterly Report on Form 10-Q/A (amending the Quarterly Report on Form 10-Q for the quarter ended September 30, 1998) filed April 22, 1999;

-    our reports on Form 8-K filed on January 8, 1999 and February 23, 1999;

- our description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (file #0-13253) filed September 20, 1991; and

- all future filings we make under Section 13(a), 13(c), 14 and 15(d) of the Exchange Act.

                ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person who was or is made or is threatened to be made a party to any proceeding, by reason of the former or present official capacity (as defined) of such person, against judgments, penalties, fines, settlements and reasonable expenses, including attorneys fees and disbursements, incurred by such person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or complete civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

         The Company's Bylaws provide for the indemnification of such persons, for such expenses and liabilities, in such manner, under such circumstances and to such extent as permitted by Section 302A.521 of the Minnesota Business Corporation Act. The Company maintains a standard policy of officers and directors insurance.

                                ITEM 8. EXHIBITS

EXHIBIT NUMBER    DESCRIPTION
--------------    -----------
     4.1          Second Restated Articles of Incorporation of the Company.
                  (Incorporated by reference to Exhibit 3(a) to the Company's
                  Annual Report on Form 10-K for the year ended December 31,
                  1996.)

     4.2 Amended and Restated Bylaws of United HealthCare Corporation, as amended. (Incorporated by reference to Exhibit 3(b) of the Company's Annual Report on Form 10-K for the year ended
                  December 31, 1997 and to Exhibit 3.1 of the Company's
                  Quarterly Report on Form 10-Q for the quarterly period ended
                  September 30, 1998.)

     5            Opinion re Legality

    15            Letter re Unaudited Interim Financial Information

   23.1           Consent of Arthur Andersen LLP, independent public accountants

   23.2           Consent of General Counsel (included in Exhibit 5 above)

   24             Powers of Attorney

                              ITEM 9. UNDERTAKINGS

A.       POST-EFFECTIVE AMENDMENTS

         The Company hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       CLAIMS FOR INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on June 22, 1999.

                                        UNITED HEALTHCARE CORPORATION


                                        By /s/ William W. McGuire
                                           ------------------------------------
                                           William W. McGuire, M.D.
                                           resident and Chief Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 22, 1999.


/s/ William W. McGuire
--------------------------        Chairman, President, Chief Executive Officer and Director
William W. McGuire, M.D.          (principal executive officer)

/s/ Arnold H. Kaplan
--------------------------        Assistant Treasurer and Chief Financial Officer
Arnold H. Kaplan                  (principal financial officer and principal accounting officer)


         *                                                         *
--------------------------        Director              ---------------------------      Director
William C. Ballard, Jr.                                 Walter F. Mondale


         *                                                         *
-------------------------         Director              ---------------------------      Director
Richard T. Burke                                        Mary O. Mundinger


                                                                   *
-------------------------         Director              ---------------------------      Director
James A. Johnson                                        Robert L. Ryan


          *                                                        *
-------------------------         Director              ---------------------------      Director
Thomas H. Kean                                          William G. Spears

          *
-------------------------         Director              ---------------------------      Director
Douglas W. Leatherdale                                  Gail R. Wilensky



       /s/ William W. McGuire
*By:  -----------------------------------
        William W. McGuire, M.D.
        AS ATTORNEY-IN-FACT

                                  EXHIBIT INDEX


EXHIBIT NUMBER       DESCRIPTION
--------------       -----------
 4.1                 Second Restated Articles of Incorporation of the
                     Company. (Incorporated by reference to Exhibit 3(a) to
                     the Company's Annual Report on Form 10-K for the year
                     ended December 31, 1996.)

 4.2                 Amended and Restated Bylaws of United HealthCare
                     Corporation, as amended. (Incorporated by reference to Exhibit 3(b) of the Company's Annual Report on Form
                     10-K for the year ended December 31, 1997 and to Exhibit 3.1 of the Company's Quarterly Report on
                     Form 10-Q for the quarterly period ended September
                     30, 1998.)

 5                   Opinion re Legality

15                   Letter re Unaudited Interim Financial Information

23.1 Consent of Arthur Andersen LLP, independent public accountants

23.2                 Consent of General Counsel (included in Exhibit 5 above)

24                   Powers of Attorney